Exhibit 99.2

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

FOR THE QUARTER ENDED
SEPTEMBER 30, 2023

Communities That Thrive

WHITESTONE REIT

CORPORATE PROFILE

NYSE: WSR

Common Shares

56 Community Centers

5.0 million sq. ft. of gross

leasable area

1,455 tenants

6 Top Growth Markets

Austin

Chicago

Dallas-Fort Worth

Houston

Phoenix

San Antonio

Fiscal Year End

12/31

Common Shares &

Units Outstanding*:

Common Shares: 49.6 million

Operating Partnership Units:

0.7 million

Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and high-household-income markets in the Sunbelt.  Whitestone creates communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone has consistently paid a monthly dividend for more than 15 years.  The Company’s balanced and well-managed capital structure provides stability and flexibility to support it through a multitude of economic cycles.

We invest in properties that are or can become Community Centered Properties® from which our tenants deliver needed services to the surrounding population. We focus on properties with smaller rental spaces that present opportunities for attractive returns.

Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property management, marketing, construction, and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.

We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants, medical, educational and financial services, and entertainment. These tenants tend to occupy smaller spaces (less than 10,000 square feet) and, as of September 30, 2023, provided a 93% premium rental rate compared to our larger space tenants. The largest of our 1,455 tenants at our wholly owned properties comprised only 2.2% of our revenues for the three months ended September 30, 2023.

Distribution (per share / unit)*:
Quarter: $ 0.12	Investor Relations:
Annualized: $ 0.48	Whitestone REIT
Dividend Yield: 5.04%**	David Mordy
Director, Investor Relations
2600 South Gessner, Suite 500, Houston, Texas 77063
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
David F. Taylor	website: www.whitestonereit.com
Nandita V. Berry
Julia B. Buthman	Analyst Coverage:
Amy S. Feng	Colliers	JMP Securities	Maxim Group	Truist Securities
David K. Holeman	David Toti	Mitchell Germain	Michael Diana	Anthony Hau
Jeffrey A. Jones	917.903.9407	212.906.3537	212.895.3641	212.303.4176
	david.toti@colliers.com	mgermain@jmpsecurities.com	mdiana@maximgrp.com	anthony.hau@truist.com

* As of October 28, 2023
** Based on common share price
of $9.52 as of close of market on
October 27, 2023.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

WHITESTONE REIT

REPORTS THIRD QUARTER 2023 RESULTS

Houston, Texas, October 31, 2023 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced its operating and financial results for the third quarter of 2023. Whitestone creates neighborhood center communities in its high-quality open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing, high-household-income markets in the Sunbelt.

“We delivered a very strong quarter operationally, with GAAP leasing spreads of 23.6% on new leases and 24.6% on renewal leases, revenue increasing by 4.9% and occupancy of 92.7%.  This extends our track record to 6 consecutive quarters with over 17% increases in combined GAAP leasing spreads.  We are reiterating the guidance from the 2nd quarter earnings call as we anticipate finishing the year with a strong 4th quarter.”

– Dave Holeman, Chief Executive Officer

Third Quarter 2023 Operating and Financial Results

All per share amounts are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, NOI and EBITDAre are included herein.

•	Revenues of $37.1 million versus $35.4 million for the third quarter of 2022.
•	Net Income attributable to common shareholders of $2.5 million, or $0.05 per diluted share, versus $3.9 million, or $0.08 per diluted share for the third quarter of 2022.
•

Funds from Operations (“FFO”) per diluted share of $0.23 versus $0.24 for the third quarter of 2022. The decrease was primarily the result of higher litigation and interest expenses, offset partially by increased property net operating income.

•	EBITDAre of $20.4 million versus $19.4 million for the third quarter of 2022.
•	Same-Store Net Operating Income (“NOI”) grew 4.9% to $23.2 million versus $22.1 million for the third quarter of 2022.
•	Net Effective Annual Base Rental Revenue per leased square foot was up 5.0% to $22.82, compared to the prior year quarter.

Operating Results

For the three month periods ending September 30, 2023 and 2022, the Company’s operating highlights were as follows:

	Third Quarter 2023	Third Quarter 2022
Occupancy:
Wholly Owned Properties – All	92.7%	92.5%
>10,000 Sq Ft Occupancy	96.0%	96.5%
≤ 10,000 Sq Ft Occupancy	90.8%	90.1%
Same Store Property Net Operating Income Change (1)	4.9%	4.5%
Rental Rate Growth - Total (GAAP Basis):	24.4%	19.2%
New Leases	23.6%	16.5%
Renewal Leases	24.6%	20.0%
Leasing Transactions:
Number of New Leases	29	35
New Leases - Lease Term Revenue (millions)	$11.2	$16.7
Number of Renewal Leases	58	51
Renewal Leases - Lease Term Revenue (millions)	$15.7	$12.3

Balance Sheet and Debt Metrics

•	As of September 30, 2023, Whitestone had total debt of $633.2 million, along with capacity and availability of $112.5 million each under its $250 million revolving credit facility.
•	As of September 30, 2023, the Company has undepreciated real estate assets of $1.2 billion.

Dividend

On September 6, 2023, the Company declared a quarterly cash distribution of $0.12 per common share and OP unit for the fourth quarter of 2023, to be paid in three equal installments of $0.04 in October, November, and December of 2023.

2023 Full Year Guidance

The Company is reiterating the guidance last updated on August 1, 2023, when it updated its 2023 full-year guidance.

	2023 Revised Guidance - 8/1/2023	2023 Original Guidance
(unaudited, amounts in thousands except per share and percentages)
Net income attributable to Whitestone REIT	$21,500 - $23,600	$14,400 - $16,500
FFO (1)	$45,750 - $47,850	$48,300 - $50,400

Net income attributable to Whitestone REIT per share	$0.43 - $0.47	$0.29 - $0.33
FFO per diluted share and OP Unit (1)	$0.90 - $0.94	$0.95 - $0.99

Key Drivers:
Same store net operating income growth (2)	2.5% - 4.5%	2.5% – 4.5%
Bad debt as a percentage of revenue	0.75% - 1.50%	0.75% – 1.50%
General and administrative expense	$20,200 - $20,700	$19,200 - $19,700
Deficit in earnings of real estate partnership	$ (1,400) - $ (1,600)	$0
Gain on sale of properties	$9,621	$0
Interest expense	$31,700 - $33,200	$31,700 - $33,200
Ending occupancy	93.5% - 94.5%	93.5% - 94.5%
Net Debt to EBITDAre Ratio (3)	7.7X - 7.3X	7.3X - 6.9X

(1)	For the reconciliation of forward-looking non-GAAP financial measure to the comparable GAAP financial measure, see the “FFO per diluted share and OP unit” reconciliation table.
(2)	Excludes straight-line rent, amortization of above/below market rates and lease termination fees for both periods.
(3)	Fourth quarter annualized EBITDAre.

Portfolio Statistics

As of September 30, 2023, Whitestone wholly owned 56 Community-Centered Properties™ with 5.0 million square feet of gross leasable area (“GLA”). Five of the 56 Community-Centered Properties™ are land parcels held for future development. The portfolio is comprised of 29 properties in Texas, 26 in Arizona and 1 in Illinois. Whitestone’s Community-Centered PropertiesTM are located in the MSA's of Austin (5), Chicago (1), Dallas-Fort Worth (9), Houston (12), Phoenix (26), and San Antonio (3). The Company’s properties in these markets are generally in high-traffic locations, surrounded by high-household-income communities. The Company also owns an 81.4% equity interest in eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the third quarter, the Company’s diversified tenant base was comprised of 1,455 tenants, with the largest tenant accounting for only 2.2% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Conference Call Information

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, November 1, 2023, at 8:00 A.M Eastern Time / 7:00 A.M. Central Time. The call will be led by Dave Holeman, Chief Executive Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

Dial-in number for domestic participants:	1-877-407-0784
Dial-in number for international participants:	1-201-689-8560

The conference call will be recorded, and a telephone replay will be available through Wednesday, November 15, 2023. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13734726

Supplemental Financial Information

The third quarter earnings release and supplemental data package will be located in the “News and Events” and “Financial Reporting” tabs of the Investor Relations section of the Company’s website at www.whitestonereit.com. The earnings release and supplemental data package will also be available by mail upon request. To receive a copy, please call Investor Relations at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns, natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We calculate FFO in a manner consistent with the NAREIT definition and also include adjustments for our unconsolidated real estate partnership.

Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding extinguishment of debt cost.

Management uses FFO and Normalized FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income (loss) alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors and other interested parties use FFO and Normalized FFO as the primary metric for comparing the relative performance of equity REITs. FFO and Normalized FFO should not be considered as an alternative to net income or other measurements under GAAP, as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO and Normalized FFO do not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness. Although our calculation of FFO is consistent with that of NAREIT, there can be no assurance that FFO and Normalized FFO presented by us is comparable to similarly titled measures of other REITs.

NOI: Net Operating Income: Management believes that NOI is a useful measure of our property operating performance. We define NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets, and includes NOI of real estate partnership (pro rata) and net income attributable to noncontrolling interest, it provides a performance measure that, when compared year-over-year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect the level of capital expenditure and leasing costs necessary to maintain the operating performance of our properties, including general and administrative expenses, depreciation and amortization, equity or deficit in earnings of real estate partnership, interest expense, interest, dividend and other investment income, provision for income taxes, gain on sale of property from discontinued operations, management fee (net of related expenses) and gain or loss on sale or disposition of assets.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Net debt: We present net debt, which we define as total debt net of insurance financing less cash plus our proportional share of net debt of real estate partnership, and net debt to pro forma EBITDAre, which we define as net debt divided by EBITDAre because we believe they are helpful as supplemental measures in assessing our ability to service our financing obligations and in evaluating balance sheet leverage against that of other REITs. However, net debt and net debt to pro forma EBITDAre should not be viewed as a stand-alone measure of our overall liquidity and leverage. In addition, our REITs may use different methodologies for calculating net debt and net debt to pro forma EBITDAre, and accordingly our net debt and net debt to pro forma EBITDAre may not be comparable to that of other REITs.

Investor and Media Relations:

David Mordy

Director, Investor Relations

Whitestone REIT

(713) 435-2219

ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022

ASSETS
Real estate assets, at cost
Property	$1,227,532	$1,199,041
Accumulated depreciation	(225,636)	(208,286)
Total real estate assets	1,001,896	990,755
Investment in real estate partnership	33,200	34,826
Cash and cash equivalents	2,976	6,166
Restricted cash	97	189
Escrows and acquisition deposits	10,545	12,827
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	28,983	25,570
Receivable due from related party	1,505	1,377
Unamortized lease commissions, legal fees and loan costs	12,741	12,697
Prepaid expenses and other assets(2)	15,156	7,838
Finance lease right-of-use assets	10,450	10,522
Total assets	$1,117,549	$1,102,767

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$632,750	$625,427
Accounts payable and accrued expenses(3)	35,148	36,154
Payable due to related party	1,577	1,561
Tenants' security deposits	8,445	8,428
Dividends and distributions payable	6,022	6,008
Finance lease liabilities	725	735
Total liabilities	684,667	678,313
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 49,584,705 and 49,422,716 issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	50	49
Additional paid-in capital	626,815	624,785
Accumulated deficit	(212,551)	(212,366)
Accumulated other comprehensive income	12,491	5,980
Total Whitestone REIT shareholders' equity	426,805	418,448
Noncontrolling interest in subsidiary	6,077	6,006
Total equity	432,882	424,454
Total liabilities and equity	$1,117,549	$1,102,767

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$16,719	$16,828
Accrued rents and other recoveries	24,989	22,103
Allowance for doubtful accounts	(14,184)	(13,822)
Other receivables	1,459	461
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$28,983	$25,570

(2) Operating lease right of use assets (net)	$129	$124
(3) Operating lease liabilities	$132	$129

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rental(1)	$36,667	$35,029	$108,405	$103,500
Management, transaction, and other fees	467	354	1,040	1,003
Total revenues	37,134	35,383	109,445	104,503

Operating expenses
Depreciation and amortization	8,332	7,889	24,538	23,661
Operating and maintenance	6,862	7,317	19,847	19,253
Real estate taxes	4,693	4,513	14,168	13,867
General and administrative	5,392	4,832	15,651	13,063
Total operating expenses	25,279	24,551	74,204	69,844

Other expenses (income)
Interest expense	8,400	6,816	24,563	19,111
(Gain) loss on sale of properties	(5)	—	(9,626)	7
Loss on disposal of assets, net	480	7	500	5
Interest, dividend and other investment income	(11)	(13)	(49)	(43)
Total other expenses	8,864	6,810	15,388	19,080

Income before equity investment in real estate partnership and income tax	2,991	4,022	19,853	15,579

Equity (deficit) in earnings of real estate partnership	(375)	65	(1,627)	304
Provision for income tax	(95)	(112)	(339)	(313)
Net Income	2,521	3,975	17,887	15,570

Less: Net income attributable to noncontrolling interests	35	60	248	239

Net income attributable to Whitestone REIT	$2,486	$3,915	$17,639	$15,331

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.08	$0.36	$0.31
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.05	$0.08	$0.35	$0.31

Weighted average number of common shares outstanding:
Basic	49,534	49,274	49,472	49,211
Diluted	50,637	50,129	50,399	49,916

Consolidated Statements of Comprehensive Income

Net income	$2,521	$3,975	$17,887	$15,570

Other comprehensive income

Unrealized gain on cash flow hedging activities	4,094	5,962	6,602	14,623

Comprehensive income	6,615	9,937	24,489	30,193

Less: Net income attributable to noncontrolling interests	35	60	248	239
Less: Comprehensive income attributable to noncontrolling interests	56	90	91	223

Comprehensive income attributable to Whitestone REIT	$6,524	$9,787	$24,150	$29,731

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
(1) Rental
Rental revenues	$26,521	$25,244	$78,780	$75,023
Recoveries	10,535	10,152	30,571	29,092
Bad debt	(389)	(367)	(946)	(615)
Total rental	$36,667	$35,029	$108,405	$103,500

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$17,887	$15,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,538	23,661
Amortization of deferred loan costs	820	824
(Gain) loss on sale of properties	(9,626)	7
Loss on disposal of assets	500	5
Bad debt	946	615
Share-based compensation	2,485	239
(Equity) deficit in earnings of real estate partnership	1,627	(304)
Amortization of right-of-use assets - finance leases	72	—
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,282	(1,006)
Accrued rents and accounts receivable	(4,359)	(3,403)
Receivable due from related party	(128)	(486)
Unamortized lease commissions, legal fees and loan costs	(2,644)	(1,575)
Prepaid expenses and other assets	2,432	(6,266)
Accounts payable and accrued expenses	(1,011)	4,642
Payable due to related party	16	563
Tenants' security deposits	17	373
Net cash provided by operating activities	35,854	33,459
Cash flows from investing activities:
Acquisitions of real estate	(25,474)	—
Additions to real estate	(12,748)	(10,118)
Proceeds from sales of properties	13,447	—
Net cash used in investing activities	(24,775)	(10,118)
Cash flows from financing activities:
Distributions paid to common shareholders	(17,754)	(17,049)
Distributions paid to OP unit holders	(249)	(263)
Net proceeds from (payments of) credit facility	34,000	(5,000)
Repayments of notes payable	(29,823)	(2,705)
Payments of loan origination costs	—	(4,144)
Repurchase of common shares	(525)	(527)
Payment of finance lease liability	(10)	—
Net cash used in financing activities	(14,361)	(29,688)
Net decrease in cash, cash equivalents and restricted cash	(3,282)	(6,347)
Cash, cash equivalents and restricted cash at beginning of period	6,355	15,914
Cash, cash equivalents and restricted cash at end of period (1)	$3,073	$9,567

(1)	For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Supplemental disclosure of cash flow information:
Cash paid for interest	$23,223	$18,980
Cash paid for taxes	$435	$366
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$864	$80
Financed insurance premiums	$3,002	$1,846
Value of shares issued under dividend reinvestment plan	$55	$49
Value of common shares exchanged for OP units	$16	$616
Change in fair value of cash flow hedge	$6,602	$14,623

	September 30,
	2023	2022
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$2,976	$9,504
Restricted cash	97	63
Total cash, cash equivalents and restricted cash	$3,073	$9,567

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
FFO (NAREIT) AND NORMALIZED FFO
Net income attributable to Whitestone REIT	$2,486	$3,915	$17,639	$15,331
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	8,294	7,846	24,417	23,534
Depreciation and amortization of real estate assets of real estate partnership (pro rata) (2)	403	403	1,209	1,209
Loss on disposal of assets, net	480	7	500	5
(Gain) loss on sale of properties	(5)	—	(9,626)	7
Net income attributable to noncontrolling interests	35	60	248	239
FFO (NAREIT)	$11,693	$12,231	$34,387	$40,325
Adjustments to reconcile to Normalized FFO:
Early debt extinguishment costs	—	147	—	147
Normalized FFO	$11,693	$12,378	$34,387	$40,472

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$11,693	$12,231	$34,387	$40,325
Normalized FFO	$11,693	$12,378	$34,387	$40,472
Denominator:
Weighted average number of total common shares - basic	49,534	49,274	49,472	49,211
Weighted average number of total noncontrolling OP units - basic	694	752	694	753
Weighted average number of total common shares and noncontrolling OP units - basic	50,228	50,026	50,166	49,964

Effect of dilutive securities:
Unvested restricted shares	1,103	855	927	705
Weighted average number of total common shares and noncontrolling OP units - diluted	51,331	50,881	51,093	50,669

FFO per common share and OP unit - basic	$0.23	$0.24	$0.69	$0.81
FFO per common share and OP unit - diluted	$0.23	$0.24	$0.67	$0.80

Normalized FFO per common share and OP unit - basic	$0.23	$0.25	$0.69	$0.81
Normalized FFO per common share and OP unit - diluted	$0.23	$0.24	$0.67	$0.80

(1)	Includes pro-rata share attributable to real estate partnership.

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated depreciation and amortization of real estate assets based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$2,486	$3,915	$17,639	$15,331
General and administrative expenses	5,392	4,832	15,651	13,063
Depreciation and amortization	8,332	7,889	24,538	23,661
(Equity) deficit in earnings of real estate partnership (1)	375	(65)	1,627	(304)
Interest expense	8,400	6,816	24,563	19,111
Interest, dividend and other investment income	(11)	(13)	(49)	(43)
Provision for income taxes	95	112	339	313
(Gain) loss on sale of properties	(5)	—	(9,626)	7
Management fee, net of related expenses	—	31	16	112
Loss on disposal of assets, net	480	7	500	5
NOI of real estate partnership (pro rata)(1)	667	723	1,883	2,429
Net income attributable to noncontrolling interests	35	60	248	239
NOI	$26,246	$24,307	$77,329	$73,924
Non-Same Store NOI (2)	(1,092)	(725)	(2,786)	(2,232)
NOI of real estate partnership (pro rata) (1)	(667)	(723)	(1,883)	(2,429)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	24,487	22,859	72,660	69,263
Same Store straight-line rent adjustments	(759)	(421)	(2,193)	(1,105)
Same Store amortization of above/below market rents	(218)	(224)	(647)	(677)
Same Store lease termination fees	(300)	(92)	(600)	(115)
Same Store NOI (3)	$23,210	$22,122	$69,220	$67,366

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated (equity) deficit in earnings and pro rata share of NOI of real estate partnership based on the information available to us at the time of this Report.

(2)

We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended September 30, 2023 to the three months ended September 30, 2022, Non-Same Store includes properties owned before July 1, 2022 and not sold before September 30, 2023, but not included in discontinued operations. For purposes of comparing the nine months ended September 30, 2023 to the nine months ended September 30, 2022, Non-Same Store includes properties owned before January 1, 2022 and not sold before September 30, 2023, but not included in discontinued operations.

(3)

We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended September 30, 2023 to the three months ended September 30, 2022, Same Store includes properties owned before July 1, 2022 and not sold before September 30, 2023. For purposes of comparing the nine months ended September 30, 2023 to the nine months ended September 30, 2022, Same Store includes properties owned before January 1, 2022 and not sold before September 30, 2023. Straight line rent adjustments, above/below market rents, and lease termination fees are excluded.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$2,486	$3,915	$17,639	$15,331
Depreciation and amortization	8,332	7,889	24,538	23,661
Interest expense	8,400	6,816	24,563	19,111
Provision for income taxes	95	112	339	313
Net income attributable to noncontrolling interests	35	60	248	239
(Equity) deficit in earnings of real estate partnership (1)	375	(65)	1,627	(304)
EBITDAre adjustments for real estate partnership (1)	223	662	169	2,093
(Gain) loss on sale of properties	(5)	—	(9,626)	7
Loss on disposal of assets, net	480	7	500	5
EBITDAre	$20,421	$19,396	$59,997	$60,456

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated (equity) deficit in earnings and EBITDAre adjustments for real estate partnership based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
Original and Revised Full Year Guidance for 2023
(in thousands, except per share and per unit data)

	Projected Range Full Year 2023 (Revised - 8/1/2023)		Projected Range Full Year 2023 (Original)
	Low	High	Low	High
FFO per diluted share and OP unit

Net income attributable to Whitestone REIT	$21,500	$23,600	$14,400	$16,500
Depreciation and amortization of real estate assets	32,199	32,199	32,228	32,228
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	1,672	1,672	1,672	1,672
Gain on sale of properties	(9,621)	(9,621)	—	—
FFO	$45,750	$47,850	$48,300	$50,400

Dilutive shares	50,327	50,327	50,327	50,327
OP Units	738	738	738	738
Dilutive share and OP Units	51,065	51,065	51,065	51,065

Net income attributable to Whitestone REIT per diluted share	$0.43	$0.47	$0.29	$0.33
FFO per diluted share and OP Unit	$0.90	$0.94	$0.95	$0.99

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)

	Projected Range Fourth Quarter 2023 (Revised - 8/1/2023)		Projected Range Fourth Quarter 2023 (Original)
	Low	High	Low	High
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$5,031	$4,506	$5,573	$5,148
Depreciation and amortization	8,142	8,142	8,142	8,142
Interest expense	7,967	7,967	7,967	7,967
Provision for income taxes	118	118	118	118
Net income attributable to noncontrolling interests	82	82	82	82
(Equity) deficit in earnings of real estate partnership	150	150	—	—
EBITDAre adjustments for real estate partnership	422	422	572	572
(Gain) loss on sale of properties	—	—	—	—
(Gain) loss on disposal of assets	—	—	—	—
EBITDAre	$21,912	$21,387	$22,454	$22,029
Annualized EBITDAre	$87,648	$85,548	$89,816	$88,116

Outstanding debt, net of insurance financing	633,315	651,315	615,315	635,315
Less: Cash	(2,962)	(2,962)	(4,425)	(4,425)
Add: Proportional share on net debt of unconsolidated real estate partnership	8,759	8,759	8,759	8,759
Total net debt	$639,112	$657,112	$619,649	$639,649

Ratio of Net Debt to EBITDAre	7.3	7.7	6.9	7.3

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended September 30,		Increase	% Increase
	2023	2022	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$35,307	$33,626	$1,681	5%
Management, transaction and other fees	466	275	191	69%
Total property revenues	35,773	33,901	1,872	6%

Property expenses
Property operation and maintenance	6,676	6,712	(36)	(1)%
Real estate taxes	4,610	4,330	280	6%
Total property expenses	11,286	11,042	244	2%

Total property revenues less total property expenses	24,487	22,859	1,628	7%

Same Store straight-line rent adjustments	(759)	(421)	(338)	80%
Same Store amortization of above/below market rents	(218)	(224)	6	(3)%
Same Store lease termination fees	(300)	(92)	(208)	226%

Same Store NOI (1)	$23,210	$22,122	$1,088	5%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Nine Months Ended September 30,		Increase	% Increase
	2023	2022	(Decrease)	(Decrease)
Same Store (48 properties excluding development land)
Property revenues
Rental	$104,584	$99,403	$5,181	5%
Management, transaction and other fees	1,035	633	402	64%
Total property revenues	105,619	100,036	5,583	6%

Property expenses
Property operation and maintenance	19,204	17,487	1,717	10%
Real estate taxes	13,755	13,286	469	4%
Total property expenses	32,959	30,773	2,186	7%

Total property revenues less total property expenses	72,660	69,263	3,397	5%

Same Store straight-line rent adjustments	(2,193)	(1,105)	(1,088)	98%
Same Store amortization of above/below market rents	(647)	(677)	30	(4)%
Same Store lease termination fees	(600)	(115)	(485)	422%

Same Store NOI (1)	$69,220	$67,366	$1,854	3%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Other Financial Information:

Tenant improvements (1) (2)	$599	$518	$2,493	$3,111
Leasing commissions (1) (2)	$617	$837	$1,682	$2,106
Maintenance capital (1)	$1,711	$1,506	$5,142	$3,245
Scheduled debt principal payments (1)	$371	$460	$1,305	$1,391
Scheduled bond principal payment (3)	$—	$—	$7,143	$—
Straight-line rent income (1)	$575	$354	$1,900	$1,473
Market rent amortization income from acquired leases (1)	$225	$224	$651	$687
Non-cash share-based compensation expense (1)	$1,083	$943	$2,712	$455
Non-real estate depreciation and amortization (1)	$38	$43	$121	$127
Amortization of loan fees (1)	$276	$282	$837	$841
Undepreciated value of unencumbered properties	$977,908	$923,329	$977,908	$923,329
Number of unencumbered properties	51	53	51	53
Full time employees	78	81	78	81

(1)	Includes pro-rata share attributable to real estate partnership.

(2)	Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

(3)	Annual bond principal payments for the Series A Notes are scheduled to occur in March of each year, commencing in 2023.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2023
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.6%	49,585
Operating partnership units outstanding	1.4%	693
Total	100.0%	50,278

Market price of common shares as of September 30, 2023		$9.63

Total equity capitalization		$484,177	43%

Debt Capitalization:
Outstanding debt		$633,171
Less: Cash and cash equivalents		(2,976)
Total debt capitalization		630,195	57%

Total Market Capitalization as of September 30, 2023		$1,114,372	100%

SELECTED RATIOS:

	Three Months Ended		Nine Months Ended
INTEREST COVERAGE RATIO	September 30,		September 30,
	2023	2022	2023	2022
EBITDAre/Interest Expense
EBITDAre (1)	$20,421	$19,396	$59,997	$60,456

Interest expense	8,400	6,816	24,563	19,111
Pro rata share of interest expense from real estate partnership(2)	158	159	476	476
Less: amortization of loan fees, including pro rata share from real estate partnership (2)	(276)	(281)	(837)	(841)
Interest expense, excluding amortization of loan fees	8,282	6,694	24,202	18,746

Ratio of EBITDAre to interest expense	2.5	2.9	2.5	3.2

(1)	For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

(2)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated pro rata share of interest expense and amortization of loan fees based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	As of September 30,
	2023	2022
Debt/Undepreciated Book Value
Outstanding debt, net of insurance financing	$632,353	$637,406
Less: Cash	(2,976)	(9,504)
Add: Proportional share of net debt of real estate partnership (1)	8,685	8,174
Total Net Debt	$638,062	$636,076

Undepreciated real estate assets	$1,227,532	$1,206,605
Add: Proportional share of real estate from unconsolidated partnership (1)	45,617	46,016
Undepreciated real estate assets	$1,273,149	$1,252,621
Ratio of debt to real estate assets	50%	51%

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated proportional share of net debt and real estate based on the information available to us at the time of this Report.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Debt/EBITDAre Ratio
Outstanding debt, net of insurance financing	$632,353	$637,406	$632,353	$637,406
Less: Cash	(2,976)	(9,504)	(2,976)	(9,504)
Add: Proportional share of net debt of unconsolidated real estate partnership (1)	8,685	8,174	8,685	8,174
Total Net Debt	$638,062	$636,076	$638,062	$636,076

EBITDAre	$20,421	$19,396	$59,997	$60,456

Effect of partial period acquisitions and dispositions	$—	$—	$—	$—

Pro forma EBITDAre	$20,421	$19,396	$59,997	$60,456

Pro forma annualized EBITDAre	$81,684	$77,584	$79,996	$80,608

Ratio of debt to pro forma EBITDAre	7.8	8.2	8.0	7.9

(1)

We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated proportional share of net debt based on the information available to us at the time of this Report.

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2023	December 31, 2022
Fixed rate notes
$265.0 million, 3.18% plus 1.45% to 2.10% Note, due January 31, 2028 (1)	$265,000	$265,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	17,750	18,016
$20.2 million 4.28% Note, due June 6, 2023	—	17,375
$14.0 million 4.34% Note, due September 11, 2024	12,499	12,709
$14.3 million 4.34% Note, due September 11, 2024	13,324	13,520
$15.1 million 4.99% Note, due January 6, 2024	13,423	13,635
$2.6 million 5.46% Note, due October 1, 2023	—	2,236
$50.0 million, 5.09% Note, due March 22, 2029	42,857	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$3.0 million 6.78% Note, due December 28, 2023	818	—
$50.0 million, 3.71% plus 1.50% to 2.10% Note, due September 16, 2026 (2)	50,000	—
Floating rate notes
Unsecured line of credit, SOFR plus 1.50% to 2.10%, due September 16, 2026	87,500	103,500
Total notes payable principal	633,171	625,991
Less deferred financing costs, net of accumulated amortization	(421)	(564)
Total notes payable	$632,750	$625,427

(1)

Promissory note that includes an interest rate swap that fixes the SOFR portion of the term loan at an interest rate of 2.16% through October 28, 2022, and 2.76% from October 29, 2022 through January 31, 2024, and 3.32% from February 1, 2024 though January 31, 2028.

(2)	A portion of the unsecured line of credit includes an interest rate swap to fix the SOFR portion of the loan at 3.71%.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2023
(in thousands)

Year	Amount Due
2023 (remaining)	$1,383
2024	63,573
2025	17,143
2026	154,643
2027	97,143
Thereafter	299,286
Total	$633,171

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties®	September 30, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Whitestone	5,036,645	93%	93%	93%	94%

Unconsolidated real estate partnership (1)	926,798	54%	54%	54%	54%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Whole Foods Market	Houston	$2,247	2.2%	9/3/2014	2035
Albertsons Companies, Inc. (2)	Austin and Phoenix	2,214	2.1%	5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2024, 2025, 2025, 2026 and 2034
Frost Bank	Houston	2,067	2.0%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,285	1.2%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.0%	10/9/2004 and 4/1/2009	2024 and 2029
Fitness Alliance, LLC	Houston	971	0.9%	11/29/2022	2038
Walgreens & Co. (4)	Houston and Phoenix	955	0.9%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2027, 2027, 2049 and 2056
Verizon Wireless (5)	Houston and Phoenix	951	0.9%	8/16/1994, 2/1/2004, 1/27/2006 and 5/1/2014	2023, 2024, 2024 and 2038
Alamo Drafthouse Cinema	Austin	740	0.7%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	543	0.5%	8/10/1999, 6/29/2001, 11/8/2009, and 12/17/2009	2025, 2025, 2026 and 2027
Total Wine	Houston	512	0.5%	11/27/2018	2029
Paul's Ace Hardware	Phoenix	490	0.5%	3/1/2008	2033
Kroger Co.	Dallas	483	0.5%	12/15/2000	2027
Regus Corporation	Houston	479	0.5%	5/23/2014	2025
Capital Area Multispecialty Providers	Austin	451	0.4%	5/23/2014	2025
		$15,398	14.8%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2023 for each applicable tenant multiplied by 12.

(2)

As of September 30, 2023, we had five leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.0% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $44,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.4% of our total annualized base rental revenue.

(3)

As of September 30, 2023, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.7% of our total annualized base rental revenue.

(4)

As of September 30, 2023, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2027, was $190,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(5)

As of September 30, 2023, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $23,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $140,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.7% of our total annualized rental revenue.

(6)

As of September 30, 2023, we had four leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $156,000, which represents approximately 0.1% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of September 30, 2023

	% of Leased SF	% of ABR
Restaurants & Food Service	20%	26%
Salons	7%	9%
Grocery	12%	8%
Medical & Dental	7%	8%
Financial Services	5%	7%
General Retail	8%	5%
Fitness	6%	5%
Home Décor And Improvement	6%	4%
Non Retail	4%	4%
Apparel	4%	4%
Education	4%	4%
Local Services	2%	3%
Pet Supply & Services	3%	3%
Off-Price	4%	2%
Wireless	1%	2%
Entertainment	2%	2%
Pharmacies & Nutritional Supplies	2%	1%
Sporting Goods	1%	1%
Automotive Supply & Services	1%	1%
Postal Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
RENEWALS
Number of Leases	58	51	148	228
Total Square Feet (1)	275,485	125,283	546,791	685,346
Average Square Feet	4,750	2,457	3,695	3,006
Total Lease Value	$15,669,000	$12,279,000	$39,232,000	$62,805,000
NEW LEASES
Number of Leases	29	35	75	144
Total Square Feet (1)	74,901	93,989	170,986	344,539
Average Square Feet	2,583	2,685	2,280	2,393
Total Lease Value	$11,169,000	$16,708,000	$29,362,000	$56,439,000
TOTAL LEASES
Number of Leases	87	86	223	372
Total Square Feet (1)	350,386	219,272	717,777	1,029,885
Average Square Feet	4,027	2,550	3,219	2,769
Total Lease Value	$26,838,000	$28,987,000	$68,594,000	$119,244,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2023	70	$20,499,404	306,841	4.0	$596,132	$1.94	$16.04	$14.51	$469,745	10.5%	$1,001,542	24.4%
2nd Quarter 2023	64	15,875,074	163,565	3.4	650,775	3.98	24.14	22.98	189,535	5.0%	649,707	18.7%
1st Quarter 2023	36	11,533,259	81,593	4.1	366,167	4.49	29.50	26.03	283,228	13.3%	429,521	20.8%
4th Quarter 2022	37	10,526,668	78,997	4.6	470,955	5.96	26.05	22.56	275,730	15.5%	412,069	23.5%
Total - 12 months	207	$58,434,405	630,996	4.0	$2,084,029	$3.30	$21.14	$19.20	$1,218,238	10.1%	$2,492,839	21.9%

Comparable New Leases:
3rd Quarter 2023	14	$5,488,302	36,657	6.2	$397,856	$10.85	$23.60	$21.51	$76,796	9.7%	$173,162	23.6%
2nd Quarter 2023	15	4,751,300	23,141	6.3	441,186	19.07	27.18	25.84	30,893	5.2%	175,035	32.2%
1st Quarter 2023	7	3,039,847	10,188	6.8	245,826	24.13	36.39	36.55	(1,707)	(0.5)%	32,913	9.5%
4th Quarter 2022	6	3,190,894	18,125	6.1	304,516	16.80	26.05	23.32	49,431	11.7%	99,512	24.3%
Total - 12 months	42	$16,470,343	88,111	6.3	$1,389,384	$15.77	$26.52	$24.76	$155,413	7.1%	$480,622	23.6%

Comparable Renewal Leases:
3rd Quarter 2023	56	$15,011,102	270,184	3.7	$198,276	$0.73	$15.02	$13.56	$392,949	10.7%	$828,380	24.6%
2nd Quarter 2023	49	11,123,774	140,424	3.0	209,589	1.49	23.64	22.51	158,642	5.0%	474,672	16.2%
1st Quarter 2023	29	8,493,412	71,405	3.8	120,341	1.69	28.52	24.53	284,935	16.3%	396,608	23.0%
4th Quarter 2022	31	7,335,774	60,872	4.1	166,439	2.73	26.05	22.34	226,299	16.6%	312,557	23.2%
Total - 12 months	165	$41,964,062	542,885	3.6	$694,645	$1.28	$20.26	$18.30	$1,062,825	10.7%	$2,012,217	21.5%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2023	87	$26,838,561	350,386	4.1	$1,136,730	$3.24	$17.13
2nd Quarter 2023	85	26,516,572	221,407	4.2	1,677,267	7.58	24.02
1st Quarter 2023	51	15,239,286	145,984	3.6	887,737	6.08	21.05
4th Quarter 2022	60	37,209,228	228,780	7.6	5,312,306	23.22	20.95
Total - 12 months	283	$105,803,647	946,557	4.9	$9,014,040	$9.52	$20.27

New
3rd Quarter 2023	29	$11,169,111	74,901	5.5	$928,319	$12.39	$23.85
2nd Quarter 2023	27	11,969,377	63,500	6.6	1,209,554	19.05	23.31
1st Quarter 2023	19	6,223,656	32,585	6.0	749,338	23.00	26.72
4th Quarter 2022	22	27,529,508	145,413	9.8	5,035,709	34.63	17.56
Total - 12 months	97	$56,891,652	316,399	8.0	$7,922,920	$25.04	$21.15

Renewal
3rd Quarter 2023	58	$15,669,450	275,485	3.7	$208,411	$0.76	$15.30
2nd Quarter 2023	58	14,547,195	157,907	3.2	467,713	2.96	24.30
1st Quarter 2023	32	9,015,630	113,399	2.9	138,399	1.22	19.41
4th Quarter 2022	38	9,679,720	83,367	3.7	276,597	3.32	26.84
Total - 12 months	186	$48,911,995	630,158	3.4	$1,091,120	$1.73	$19.82

(1)

Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.
(3)	Estimated amount per signed lease. Actual cost of construction may vary.
(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2023
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2023	233	291,574	5.8%	$5,147	4.9%	$17.65
2024	272	716,789	14.2%	16,928	16.2%	23.62
2025	234	823,525	16.4%	16,913	16.2%	20.54
2026	192	610,609	12.1%	13,663	13.1%	22.38
2027	171	599,373	11.9%	14,115	13.5%	23.55
2028	154	525,167	10.4%	12,321	11.8%	23.46
2029	52	330,320	6.6%	6,107	5.8%	18.49
2030	35	105,240	2.1%	3,338	3.2%	31.72
2031	29	138,113	2.7%	3,863	3.7%	27.97
2032	30	143,183	2.8%	3,530	3.4%	24.65
Total	1,402	4,283,893	85.1%	$95,925	91.8%	$22.39

(1)	Lease expirations table reflects rents in place as of September 30, 2023, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2023 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2023

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2023	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	79%	$990	$12.79	$17.25
Anderson Arbor	Austin	2001	89,746	100%	2,113	22.93	23.54
Anthem Marketplace	Phoenix	2000	113,293	96%	1,760	15.35	16.18
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	232	36.19	33.85
Arcadia Towne Center	Phoenix	1966	69,503	98%	1,850	25.28	27.16
BLVD Place	Houston	2014	216,944	99%	9,705	44.74	45.19
The Citadel	Phoenix	2013	28,547	94%	593	20.91	22.10
City View Village	San Antonio	2005	17,870	100%	568	32.40	31.79
Dana Park Pad	Phoenix	2002	12,000	100%	351	27.00	29.25
Davenport Village	Austin	1999	128,934	95%	3,527	29.13	28.79
Eldorado Plaza	Dallas	2004	219,287	87%	3,168	16.93	16.61
Fountain Hills	Phoenix	2009	111,289	93%	1,724	16.62	16.66
Fountain Square	Phoenix	1986	118,209	91%	1,900	18.28	17.66
Fulton Ranch Towne Center	Phoenix	2005	120,575	88%	2,150	20.83	20.26
Gilbert Tuscany Village	Phoenix	2009	49,415	96%	1,134	22.91	23.90
Heritage	Dallas	2006	70,431	98%	1,712	24.62	24.80
HQ Village	Dallas	2009	89,134	97%	2,778	32.63	32.13
Keller Place	Dallas	2001	93,541	94%	1,034	11.55	11.76
Kempwood Plaza	Houston	1974	91,302	100%	1,423	15.27	15.59
La Mirada	Phoenix	1997	147,209	93%	3,406	25.63	24.88
Lake Woodlands Crossing	Houston	2018	60,246	95%	2,019	30.49	35.28
Lakeside Market	Dallas	2000	162,649	90%	4,028	26.27	27.52
Las Colinas	Dallas	2000	104,919	95%	3,180	30.19	31.90
Lion Square	Houston	1980	117,592	97%	2,186	17.34	19.16
The MarketPlace at Central	Phoenix	2012	111,130	98%	1,091	10.48	10.02
Market Street at DC Ranch	Phoenix	2003	244,888	96%	5,636	22.80	23.97
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	93%	1,896	17.89	17.17
Paradise Plaza	Phoenix	1983	125,898	92%	1,672	14.69	14.44
Parkside Village North	Austin	2005	27,045	100%	873	33.65	32.28
Parkside Village South	Austin	2012	90,101	96%	2,498	28.76	28.88
Pinnacle of Scottsdale	Phoenix	1991	113,108	97%	2,760	24.63	25.16
Pinnacle Phase II	Phoenix	2017	27,063	100%	823	32.52	30.41
The Promenade at Fulton Ranch	Phoenix	2007	98,792	82%	1,344	15.60	16.59
Providence	Houston	1980	90,327	92%	1,103	13.01	13.27
Quinlan Crossing	Austin	2012	109,892	94%	2,727	25.67	26.40
Seville	Phoenix	1990	90,042	91%	2,817	35.59	34.38
Shaver	Houston	1978	21,926	100%	375	17.29	17.10
Shops at Pecos Ranch	Phoenix	2009	78,767	98%	2,028	26.36	26.27
Shops at Starwood	Dallas	2006	55,385	100%	1,882	33.87	33.98
The Shops at Williams Trace	Houston	1985	132,991	98%	2,434	18.02	18.68
Spoerlein Commons	Chicago	1987	41,455	99%	758	17.76	18.47
Starwood Phase II	Dallas	2016	35,351	92%	1,160	38.65	35.67
The Strand at Huebner Oaks	San Antonio	2000	73,920	96%	1,780	25.63	25.08
SugarPark Plaza	Houston	1974	95,032	98%	1,418	15.64	15.23
Sunset at Pinnacle Peak	Phoenix	2000	41,530	98%	980	22.04	24.08
Terravita Marketplace	Phoenix	1997	102,733	97%	1,521	15.36	15.26
Town Park	Houston	1978	43,526	100%	1,130	25.27	25.96
Village Square at Dana Park	Phoenix	2009	323,026	87%	6,319	23.11	22.48

Whitestone REIT and Subsidiaries
Property Details
As of September 30, 2023

		Year Built/	Gross Leasable	Percent Occupied at	Annualized Base Rental Revenue	Average Base Rental Revenue Per	Average Net Effective Annual Base Rent Per Leased
Community Name	Location	Renovated	Square Feet	9/30/2023	(in thousands) (1)	Sq. Ft. (2)	Sq. Ft.(3)
Williams Trace Plaza	Houston	1983	129,222	89%	3,420	21.37	29.74
Windsor Park	San Antonio	2012	196,458	85%	1,833	10.41	10.98
Woodlake Plaza	Houston	1974	106,169	57%	1,063	17.24	17.57
Total/Weighted Average - Whitestone Properties			5,036,645	93%	106,872	22.32	22.82

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—%	—	—	—
Dana Park Development	Phoenix	N/A	—	—%	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—%	—	—	—
Fountain Hills	Phoenix	N/A	—	—%	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—%	—	—	—
Total/Weighted Average - Land Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average - Whitestone Properties			5,036,645	93%	$106,872	$22.32	$22.82

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership)(5):
9101 LBJ Freeway	Dallas	1985	125,874	45%	$1,194	$18.97	$18.43
Corporate Park Northwest	Houston	1981	174,359	73%	1,805	14.18	14.02
Corporate Park Woodland II	Houston	2000	14,344	83%	201	16.88	17.22
Holly Hall Industrial Park	Houston	1980	90,000	67%	394	7.68	7.56
Holly Knight	Houston	1984	20,015	70%	384	22.31	21.84
Interstate 10 Warehouse	Houston	1980	151,000	6%	68	7.51	7.51
Uptown Tower	Dallas	1982	253,981	56%	3,854	24.47	23.97
Westgate Service Center	Houston	1984	97,225	83%	700	8.67	8.19
Total/Weighted Average - Unconsolidated Properties			926,798	54%	$8,600	$16.57	$16.22

(1)

Calculated as the tenant’s actual September 30, 2023 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2023. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2023 equaled approximately $277,710 for the month ended September 30, 2023.

(2)	Calculated as annualized base rent divided by leased square feet as of September 30, 2023.

(3)

Represents (i) the contractual base rent for leases in place as of September 30, 2023, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of September 30, 2023.

(4)	As of September 30, 2023, these parcels of land were held for development and, therefore, had no gross leasable area.

(5)	We rely on reporting provided to us by our third-party partners for financial information regarding the Company's investment in Pillarstone OP. Because Pillarstone OP financial statements as of September 30, 2023 have not been made available to us, we have estimated annualized base rental revenue and average net effective annual base rent based on the information available to us at the time of this Report.

WHITESTONE REIT

AUSTIN – SAN ANTONIO

Anderson Arbor | Davenport Village | Quinlan Crossing | City View Village | Parkside Village North
Parkside Village South | The Strand at Huebner Oaks | Windsor Park Centre

DALLAS – FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village
Lakeside Market | Shops at Starwood

HOUSTON

BLVD Place | Kempwood Plaza | Lake Woodlands Crossing | Lion Square | Providence Plaza
Shaver Street Center | Shops at Williams Trace | Sugar Park Plaza | Town Park Plaza | Woodlake Plaza |
Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Arcadia Towne Center | Fountain Hills Plaza |
Fountain Square | Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market
Street at DC Ranch Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

Houston Corporate Headquarters: 2600 South Gessner Road, Suite 500, Houston, TX 77063 | Toll Free 866.789.7348

Arizona Regional Office: 20789 North Pima Road, Suite 210, Scottsdale, AZ 85255 | Phone 480.584.6181

Dallas Division Office: 8240 Preston Rd, Suite 275, Plano, TX 75024 | Phone 214.824.7888

Austin Division Office: 3801 North Capital of Texas Highway, Suite E-205, Austin, TX 78746 | Phone 512.992.1507

San Antonio Division Office: 11225 Huebner Road, San Antonio, TX 78230 | Phone 210.437.3037